                                                                      EXHIBIT 12


HILTON HOTELS CORPORATION
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(dollars in millions)(unaudited)


                                                                           YEARS ENDED DECEMBER 31,
                                                         ------------------------------------------------------------
                                                           1995         1996         1997         1998          1999
                                                         -------      -------      -------      -------       -------
Income from continuing operations before income
     taxes and minority interest (1)                        $136         $179         $309         $332         $311
Add:
     Interest expense (1)                                     73           59           99          142          237

     Distributions from less than 50% owned companies          7           14            5            3            7

     Interest component of rent expense (1)(2)                 3            2            4            4            4
                                                          -------      -------      -------      -------     -------
Earnings available for fixed charges                        $219         $254         $417         $481         $559
                                                          =======      =======      =======      =======     =======
Fixed charges:
     Interest expense (1)                                   $ 73         $ 59         $ 99         $142         $237

     Capitalized interest                                      1           --            2            4            7

     Interest component of rent expense (1)(2)                 3            2            4            4            4
                                                          -------      -------      -------      -------     -------
Total fixed charges                                         $ 77         $ 61         $105         $150         $248
                                                          =======      =======      =======      =======     =======
Ratio of earnings to fixed charges                          2.8x         4.2x         4.0x         3.2x         2.3x
                                                          =======      =======      =======      =======     =======

--------------------------
(1) Includes 50% owned companies.
(2) Assumed interest component to be one-third of rent expense.

HILTON HOTELS CORPORATION
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS
(dollars in millions)(unaudited)

                                                                         YEARS ENDED DECEMBER 31,
                                                        -----------------------------------------------------------
                                                          1995         1996         1997         1998         1999
                                                        --------      -------      -------      -------     -------
Income from continuing operations before income
     taxes and minority interest (1)                     $ 136        $ 179        $ 309        $ 332        $ 311

Add:
     Interest expense (1)                                   73           59           99          142          237

     Distributions from less than 50% owned companies        7           14            5            3            7

     Interest component of rent expense (1)(2)               3            2            4            4            4
                                                        --------      -------      -------      -------     -------
Earnings available for fixed charges and
     preferred stock dividends                           $ 219        $ 254        $ 417        $ 481        $ 559
                                                        ========      =======      =======      =======     =======
Fixed charges and preferred stock dividends:
     Interest expense (1)                                $  73        $  59        $  99        $ 142        $ 237

     Capitalized interest                                    1           --            2            4            7

     Interest component of rent expense (1)(2)               3            2            4            4            4

     Preferred stock dividends                              --            1           22           17           --
                                                        --------      -------      -------      -------     -------
Total fixed charges and preferred stock dividends        $  77        $  62        $ 127        $ 167        $ 248
                                                        ========      =======      =======      =======     =======
Ratio of earnings to fixed charges and
     preferred stock dividends                            2.8x         4.1x         3.3x         2.9x         2.3x
                                                        ========      =======      =======      =======     =======


---------------------------
(1) Includes 50% owned companies.
(2) Assumed interest component to be one-third of rent expense.